Exhibit 10.2
CONTINUING GUARANTY
FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to CALGON CARBON JAPAN KK,  a company organized and existing under the laws of Japan (the “Obligor”), subsidiary of the undersigned, CALGON CARBON CORPORATION, a  Delaware corporation (the “Guarantor”), by BANK OF AMERICA, N.A., TOKYO BRANCH and any other subsidiaries or affiliates of Bank of America Corporation and its successors and assigns (collectively the “Bank”), the Guarantor (the “Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:
1.    Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Obligor to the Bank, whether associated with any credit or other financial accommodation made to or for the benefit of Obligor by the Bank or otherwise and whenever created, arising, evidenced or acquired, including, without limitation, obligations arising out of or under any:
(i)
credit arrangements between the Obligor and the Bank, including any bankers’ acceptance agreements and letters of credit and bank guaranties (“Credit Arrangements”) and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Arrangements;

(ii)
the Bank providing treasury or cash management services to, for the benefit of or otherwise in respect of the Obligor, including, without limitation, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, daylight overdrafts, blocked account and zero balance arrangements, cash pooling arrangements, and any agreements related to such treasury and cash management services, and

(iii)
any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, spot or forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit swap or default transaction, or any similar hedge transaction with the Obligor and obligations under any master agreement or other agreements relating thereto;

(including all renewals, extensions, amendments, and other modifications of any agreements described in (i) – (iii) above and all costs, attorneys’ fees and expenses incurred by the Bank in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or Obligor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”).
The Bank’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall, in the absence of manifest error, be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.  At the Bank’s option, all payments under this Guaranty shall be made in the United States.  The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Obligor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Obligor’s property, or by economic, political, regulatory or other events in the countries where the Obligor is located.

Exhibit 10.2
No Guarantor shall be deemed under this Guaranty to be a guarantor of any swap obligations to the extent that the providing of such guaranty by such Guarantor would violate Commodity Exchange Act by virtue of such Guarantor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty becomes effective with respect to such swap obligations.  "Commodity Exchange Act" means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto.
2. No Setoff or Deductions; Taxes; Payments.  The Guarantor represents and warrants that it is organized and resident in the United States of America.  The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Bank) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Bank, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Guarantor.  The Guarantor will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
3. Rights of Bank.  The Guarantor consents and agrees that the Bank may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Bank in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

Exhibit 10.2
4. Certain Waivers.  The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Obligor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Bank) of the liability of the Obligor; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Obligor; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Bank  to proceed against the Obligor, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Bank ’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Bank; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
5. Obligations Independent.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Obligor or any other person or entity is joined as a party.
6. Subrogation.  The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
7.  Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Obligor or the Guarantor is made, or the Bank exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Bank is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.
8. Subordination.  The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Obligor owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Obligor to the Guarantor as subrogee of the Bank or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations.  If the Bank so requests, any such obligation or indebtedness of the Obligor to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Bank and the proceeds thereof shall be paid over to the Bank on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.
9. Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Obligor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Bank.
10. Expenses.  The Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Bank’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Bank in any proceeding any Debtor Relief Laws.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

Exhibit 10.2
11. Miscellaneous.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Bank and the Guarantor.  No failure by the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.  Unless otherwise agreed by the Bank and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Bank or any term or provision thereof.
12. Condition of Obligor.  The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Obligor and any other guarantor such information concerning the financial condition, business and operations of the Obligor and any such other guarantor as the Guarantor requires, and that the Bank has no duty, and the Guarantor is not relying on the Bank at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Obligor or any other guarantor (the guarantor waiving any duty on the part of the Bank to disclose such information and any defense relating to the failure to provide the same).
13. Setoff.  If and to the extent any payment is not made when due hereunder, the Bank may set off and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Bank.
14. Representations and Warranties.  The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.
15. Undertakings.  For the purposes of this paragraph 15, all capitalized terms have the meanings given to them in the Japanese yen credit facility dated [25] March 2016 between the Obligor as borrower and the Bank (the “Loan Agreement”).  From and including the date Bank of America, N.A. is no longer a lender under the Existing Parent Credit Agreement until and including the date the Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Bank or facilities provided by the Bank with respect to the Guaranteed Obligations are terminated, the Guarantor undertakes to:
(a) supply to the Bank as soon as the same are delivered under the Existing Parent Credit Agreement, each Original Financial Statement;
(b) supply to the Bank as soon as the same are delivered under the Existing Parent Credit Agreement, a Compliance Certificate; and
(c) supply to the Bank as soon as the same are delivered under the Existing Parent Credit Agreement, any information provided pursuant to Section 8.3.4.2 (Litigation) thereunder.

Exhibit 10.2
16. Indemnification and Survival.  Without limitation on any other obligations of the Guarantor or remedies of the Bank under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Bank from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Bank in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Obligor enforceable against the Obligor in accordance with their terms.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
17. GOVERNING LAW; Assignment; Jurisdiction; Notices.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Bank (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Bank and its successors and assigns and the Bank may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part.  The Guarantor hereby irrevocably (i) submits to the non‑exclusive jurisdiction of any United States Federal or State court sitting in New York, New York, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by the Bank in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantor.  The Guarantor agrees that the Bank may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Bank’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty.  All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Bank at such office as the Bank may designate for such purpose from time to time in a written notice to the Guarantor.
18. Special Agreement With Respect To Debt Restructuring.  Notwithstanding any limitation on liability set forth in Paragraph 1 to the contrary, if the Guaranteed Obligations are made subject to a debt restructuring arrangement between a country and its creditors or creditors of persons or entities of such country, and as a result thereof the Bank, as holder of such Guaranteed Obligations and other credit facilities to such country, persons or entities of such country, shall agree to provide any new credit facilities, the Guarantor shall fund (and be the beneficial owner of) that amount of such new credit facilities which is calculated by (i) dividing the face value of its Guaranteed Obligations by the aggregate amount of the Bank’s credit facilities made part of the restructuring arrangement and (ii) multiplying the result by the amount of such new credit facilities. The Guarantor agrees to execute and deliver such documents and take such actions as may be requested by the Bank to effect the purposes of this paragraph. The Bank agrees to provide the Guarantor with copies of the relevant documents governing its participation in the restructuring arrangement and new credit facilities and shall provide the Guarantor with the basis on which it has calculated the Guarantor’s portion of such new credit facilities, which calculations shall be conclusive absent manifest error.
19.     Foreign Currency.  If the Bank so notifies the Guarantor in writing, at the Bank’s sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.  If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment.  The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Bank in the place of the Bank’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Bank and hold the Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

Exhibit 10.2
20. WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE BANK EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Executed this 24th day of March, 2016.
CALGON CARBON CORPORATION

Date	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Senior Vice President, General Counsel & Secretary

Address for Notices to Guarantor:
Calgon Carbon Corporation
3000 GSK Drive,
Moon Twp, PA 15108
Attn: Peter Lee, Treasurer
Fax: 412.787.4751
Email:  plee@calgoncarbon.com

Address for Notices to Bank:

Bank of America, N.A.
USX Tower
600 Grant Street, 53rd Floor
Pittsburgh, PA 15219
Attn:  Ben Ditson, Senior Vice President
Email: Benjamin.k.ditson@baml.com